Exhibit 3.2

FIRST AMENDED AND RESTATED LIMITED LIABILITY
COMPANY AGREEMENT OF ETRE REIT, LLC

This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ETRE REIT, LLC, is dated as of ___________, 2014.  Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1, Section 3.4 and Article XIII.

WHEREAS, the Company was formed under the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on April 22, 2013, as amended by a certificate of amendment filed with the Secretary of State of the State of Delaware on February 14, 2014, and a Limited Liability Company Agreement of ETRE REIT, LLC, dated as of February 13, 2014, as amended as of February 25, 2014 (the "Original LLC Agreement"); and

WHEREAS, the Board of Directors of the Company has authorized and approved an amendment and restatement of the Original LLC Agreement on the terms set forth herein.

NOW THEREFORE, the limited liability company agreement of the Company is hereby amended and restated to read in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1.          Definitions.

Certain terms used in Section 3.4 of this Agreement are defined in that Section, and certain other terms used in Article XIII of this Agreement are defined in that Article.  In addition, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

"A-1 Series" has the meaning assigned to such term in Section 3.2(c)(i).

"A-2 Series" has the meaning assigned to such term in Section 3.2(c)(ii).

"Additional Member" means a Person admitted as a Member of the Company and associated with a Series in accordance with Article III as a result of an issuance of Shares of such Series to such Person by the Company.

"Administrative Agent" means ETRE Asset Management LLC, a Delaware limited liability company, together with its successors and assigns.

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question.  As used herein, the term "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

"Agreement" means this First Amended and Restated Limited Liability Company Agreement of ETRE REIT, LLC, as it may be amended, modified, supplemented or restated from time to time.

"Board of Directors" has the meaning assigned to such term in Section 5.1.

"Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

"Bylaws" means any Bylaws of the Company adopted by the Board of Directors in accordance with Section 5.1.

"Capital Contribution" means with respect to any Member, the amount of cash and the initial Gross Asset Value of any other property contributed or deemed contributed to the capital of a Series by or on behalf of such Member, reduced by the amount of any liability assumed by such Series relating to such property and any liability to which such property is subject.

"Certificate" means a certificate (i) in global form in accordance with the rules and regulations of the Depositary or (ii) in such other form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Shares.

"Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.9, as such Certificate of Formation may be amended, supplemented or restated from time to time.

"Chairman of the Board", "Chief Executive Officer", "President", "Vice President", "Chief Operating Officer", "Treasurer", "Assistant Treasurer", "Secretary" and "Assistant Secretary" have the meanings assigned to such terms in the Bylaws.

"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

"Commission" means the United States Securities and Exchange Commission.

"Common Shares" means any Shares of a Series that are not Preferred Shares.

"Company" means ETRE REIT, LLC, a Delaware series limited liability company, and any successors thereto.

"Company Group" means the Company, each Series and each Subsidiary of a Series.

"Conflict of Interest" means any matter that the Administrative Agent believes may involve a conflict of interest, that is not otherwise addressed by the Inter-Series Policy and that is submitted to the Nominating and Corporate Governance Committee to determine whether the resolution of such matter is fair and reasonable to the Company and the Members.

"Convertible Securities"  shall mean any securities of the Company or any Subsidiary of a Series that are convertible into, exchangeable for or evidence the right to purchase any Common Shares or Preferred Shares, whether upon conversion, exercise or exchange, or pursuant to anti-dilution provisions of such securities or otherwise.

"Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C. Section 18‑101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

"Depositary" means, with respect to any Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

"DGCL" means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

"Director" means (i) a member of the Board of Directors of the Company and each Series and (ii) with respect to a Series, any Person who has been designated pursuant to the terms of the Series Designation for such Series as a specific Director to be associated with such Series.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

"Expenses and Liabilities" has the meaning assigned to such term in Section 5.5(a).

"Governmental Entity" means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

"Gross Asset Value" means, with respect to any asset contributed by a Member to a Series, the gross fair market value of such asset as determined by the Board of Directors.

"Group Member" means a member of the Company Group.

"Group Member Agreement" means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

"Indemnified Person" means (a) any Person who is or was a Director or Officer of the Company and/or associated with a Series, (b) any Person who is or was the Managing Member, together with its officers, directors, members, managers or partners, (c) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee‑for‑services basis, trustee, fiduciary or custodial services, and (d) any Person the Board of Directors designates as an "Indemnified Person" for purposes of this Agreement.

"Independent Director" means a Director who meets the then current independence standards established by each National Securities Exchange on which Shares are listed for trading and any other independence standards adopted by the Board of Directors.

"Inter-Series Committee" means any inter-series conflict resolution committee established by the Administrative Agent to administer, on behalf of the Administrative Agent, certain provisions of the Inter-Series Policy.

"Inter-Series Policy" means any inter-series relationship, conflicts of interest and opportunity allocation policy of the Company adopted by the Board of Directors in accordance with Section 5.1.

"Initial Member" means, with respect to each of the A-1 Series and the A-2 Series, Jesse Stein and, with respect to any Series that is established and designated after the date hereof, means the Person identified in the Series Designation of such Series as the Initial Member associated therewith.

"Liquidator" means one or more Persons selected by the Board of Directors to perform the functions described in Section 8.2 as liquidating trustee of the Company or a Series, as applicable, within the meaning of the Delaware Act.

"Managing Member" means ETRE Financial, LLC, a Delaware limited liability company, in its capacity as a member of the Company.

"Member" means each member of the Company associated with a Series, including, unless the context otherwise requires, the Initial Member, each Substitute Member and each Additional Member.

"Merger Agreement" has the meaning assigned to such term in Section 10.1.

"NASDAQ" means the Nasdaq Capital Market.

"National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Nominating and Corporate Governance Committee” means a committee of the Board of Directors designated as such in accordance with the Bylaws, and composed entirely of one or more Directors who meets the then current independence and other standards required of nominating and corporate governance committee members established by each National Securities Exchange on which Shares are listed for trading.

"Officers" has the meaning assigned to such term in Section 5.1(h).

"Offering Document" means, with respect to any class or series of Shares, the prospectus, offering memorandum, private placement memorandum or other offering document related to the initial offering of such Shares, approved by the Board of Directors (or a committee thereof).

"Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Board of Directors.

"Original LLC Agreement" has the meaning set forth in the recitals to this Agreement.

"Outstanding" means, with respect to Shares, all Shares that are issued by the Company and reflected as outstanding on the Company's books and records as of the date of determination.

"Person" means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity; provided, however, that, solely for purposes of Article XIII, the term "Person" shall have the meaning specified in Section 13.1.

"Plan of Conversion" has the meaning assigned to such term in Section 10.1.

"Preferred Shares" means a class of Shares of a Series that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares of such Series in (i) the right to share profits or losses or items thereof, (ii) the right to share in Series distributions, or (iii) rights upon termination or liquidation of such Series (including in connection with the dissolution or liquidation of the Company).  "Preferred Shares" shall not include Common Shares.

"Record Date" means the date established by the Company in accordance with the provisions of the Bylaws for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members associated with any Series or entitled to exercise rights in respect of any lawful action of Members associated with any Series or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

"Record Holder" or "holder" means (a) with respect to any Common Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books of the Transfer Agent or on the books that the Company has caused to be kept as of the opening of business on such Business Day.

"REIT" means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

"Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

"Series" has the meaning assigned to such term in Section 3.2(a).

"Series A-1 Common Shares" means Common Shares of the A-1 Series.

"Series A-1 IPO" means the initial public offering and sale of the Series A-1 Common Shares.

"Series A-2 Common Shares" means Common Shares of the A-2 Series.

"Series A-2 IPO" means the initial public offering and sale of the Series A-2 Common Shares.

"Series Designation" has the meaning assigned to such term in Section 3.2(a).

"Series Property" means, at any particular time, all interests, properties (whether tangible or intangible, and whether real, personal or mixed) and rights of any type contributed to or acquired by any one or more of the Series and owned or held by or for the account of any one or more of the Series, whether owned or held by or for the account of any one or more of the Series as of the date of the formation or establishment thereof or thereafter contributed to or acquired by any one or more of the Series.

"Share" means a share of a Series issued by the Company that evidences a Member's rights, powers and duties with respect to the Company and such Series pursuant to this Agreement, the Bylaws and the Delaware Act.  Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

"Share Designation" has the meaning assigned to such term in Section 3.3(c).

“Special Approval” means approval by a majority of the members of the Nominating and Corporate Governance Committee.

"Subsidiary" means, with respect to any Person or a Series, as of any date of determination, any other Person as to which such Person or Series owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

"Substitute Member" means a Person who is admitted as a Member of the Company and associated with a Series pursuant to Section 3.8(c) as a result of a transfer of Shares to such Person.

"Surviving Business Entity" has the meaning assigned to such term in Section 10.2(a)(ii).

"transfer" means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage; provided, however, that, solely for purposes of Article XIII, the term "Transfer" shall have the meaning specified in Section 13.1.

"Transfer Agent" means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided  that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

"U.S. GAAP" means United States generally accepted accounting principles consistently applied.

Section 1.2.          Construction.  Unless the context requires otherwise:  (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

ARTICLE II

ORGANIZATION

Section 2.1.          Formation.  The Company has been formed as a series limited liability company pursuant to the provisions of the Delaware Act.

Except as expressly provided to the contrary in this Agreement or the Bylaws, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company and each Series shall be governed by the Delaware Act.  All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company or Series property.

Section 2.2.          Name.  The name of the Company shall be "ETRE REIT, LLC".  The words "Limited Liability Company", "LLC", or similar words or letters shall be included in the Company's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires.  The business of the Company and any Series may be conducted under any other name or names, as determined by the Board of Directors.  The Board of Directors may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.  The Board of Directors may change the name of any Series at any time and from time to time and shall notify the Members associated with such Series of such change in the next regular communication to such Members.

Section 2.3.          Registered Office; Registered Agent; Principal Office; Other Offices.  Unless and until changed by the Board of Directors, the registered office of the Company in the State of Delaware shall be located at VCorp Services, LLC, 1811 Silverside Road, Wilmington, Delaware 19810, and the registered agent for service of process on the Company and each Series in the State of Delaware at such registered office shall be VCorp Services, LLC.  The principal office of the Company shall be located at 44 Wall Street, New York, New York, 10005 or such other place as the Board of Directors may from time to time designate by notice to the Members.  Unless otherwise provided in the applicable Series Designation, the principal office of each Series shall be located at 44 Wall Street, New York, New York, 10005 or such other place as the Board of Directors may from time to time designate by notice to the Members associated with the applicable Series.  The Company and each Series may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 2.4.          Purposes.  The purposes of the Company and, unless otherwise provided in the applicable Series Designation, each Series shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act, (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company, trust or other entity and, in connection therewith, to exercise all of the rights and powers conferred upon the Company and each Series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5.          Powers.  The Company and each Series shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

Section 2.6.          Power of Attorney.  Each Member hereby constitutes and appoints each of the Chief Executive Officer and the Secretary and, if a Liquidator shall have been selected pursuant to Section 8.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys‑in‑fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney‑in‑fact, with full power and authority in his name, place and stead, to:

(a)                execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i)                 all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Chief Executive Officer or Secretary, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a series limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property;

(ii)               all certificates, documents and other instruments that the Chief Executive Officer or Secretary, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii)             all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and/or termination of the Company or a Series pursuant to the terms of this Agreement;

(iv)             all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or in connection with other events described in, Articles III or VIII;

(v)               all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 3.3; and

(vi)             all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article X.

(b)               execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Section 9.2 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Chief Executive Officer or Secretary, or the Liquidator, may exercise the power of attorney made in this Section 2.6(b) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 2.6 shall be construed as authorizing the Chief Executive Officer or Secretary, or the Liquidator, to amend, change or modify this Agreement except in accordance with Article IX or as may be otherwise expressly provided for in this Agreement.

(c)                The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member's Shares and shall extend to such Member's heirs, successors, assigns and personal representatives.  Each such Member hereby agrees to be bound by any representation made by the Chief Executive Officer or Secretary, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer or Secretary, or the Liquidator, taken in good faith under such power of attorney in accordance with Section 2.6.  Each Member shall execute and deliver to the Chief Executive Officer or Secretary, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such Officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.7.          Term.  The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act.  The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 3.2, or, in the case of the A-1 Series and the A-2 Series, as provided in Section 3.2(c).  The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article VIII.  The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.8.          Title to Assets.  Title to the assets of a Series, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by such Series, and no Member, Director or Officer, individually or collectively, shall have any ownership interest in such Series' assets or any portion thereof.  Title to any or all of the assets of a Series may be held in the name of such Series or one or more nominees, as the Board of Directors may determine.  All Series' assets shall be recorded as the property of the applicable Series in the books and records maintained for such Series, irrespective of the name in which record title to such Series' assets is held.

Section 2.9.          Certificate of Formation.  The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects.  The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business or own property.  To the extent that the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall direct the appropriate Officers of the Company to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Series may elect to do business or own property, and any such Officer so directed shall be an "authorized person" of the Company and, unless otherwise provided in a Series Designation, each Series within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware.  The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

ARTICLE III

MEMBERS, SERIES AND SHARES

Section 3.1.          Members.

(a)                A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of Articles III, IV and XIII hereof.  A Person may become a Record Holder without the consent or approval of any of the Members.  A Person may not become a Member without acquiring a Share.

(b)               The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent.  The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c)                Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(d)               Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of a Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such Series, and not of any other Series.  In addition, the Members shall not be obligated personally for any such debt, obligation or liability of any Series solely by reason of being a Member.

(e)                Unless otherwise provided herein, Members may not be expelled from or removed as Members of the Company.  Members shall not have any right to resign from the Company; provided, that when a transferee of a Member's Shares becomes a Record Holder of such Shares, such transferring Member shall cease to be a Member of the Company with respect to the Shares so transferred.

(f)                Except to the extent expressly provided in this Agreement (including any Share Designation or Series Designation):  (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company or any Series may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member holding any class or series of any Shares of a Series shall have priority over any other Member holding the same class or series of Shares of such Series either as to the return of Capital Contributions or as to distributions; (iii) no interest shall be paid by the Company or any Series on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the business of the Company or any Series, transact any business in the Company's or any Series' name or have the power to sign documents for or otherwise bind the Company or any Series by reason of being a Member.

(g)               Except as may be otherwise agreed between the Company or a Series, on the one hand, and a Member, on the other hand, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company or a Series, including business interests and activities in direct competition with the Company or any Series.  Neither the Company, any Series nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(h)               The Managing Member, by execution of this Agreement, continues to be admitted as a member of the Company.  The Managing Member will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Managing Member.

Section 3.2.          Series of the Company; Establishment of A‑1 Series and A-2 Series.

(a)                Establishment of Series.  Subject to the provisions of this Agreement, the Board of Directors may, at any time and from time to time, by a written action or actions approved by the Board of Directors in compliance with Section 3.2(d) (each, a "Series Designation"), establish one or more series (each a "Series").  The Series Designation establishing one or more Series shall relate solely to the Series established thereby and shall not be construed:  (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares associated with any other Series, or the Members associated therewith.  The terms and conditions for each Series established pursuant to this Section 3.2 shall be as set forth in this Agreement and the Series Designation for the Series.

(b)               Series Operation.  Each of the Series shall operate to the extent practicable as if it were a separate limited liability company.  Accordingly, references to the Company herein shall, unless and only to the extent the context otherwise requires, be interpreted to refer to each individual Series severally.

(c)                Establishment of the A‑1 Series and the A-2 Series.  Without limiting the authority of the Board of Directors to establish and designate any further Series by Series Designation:

(i)                 Series A-1 of the Company (the "A-1 Series") was originally established and designated, effective as of February 13, 2014, pursuant to the terms of the Original LLC Agreement.  The Board of Directors hereby ratifies, confirms and approves the establishment and designation of the A-1 Series in all respects.  This Agreement shall constitute the Series Designation of the A-1 Series, and the terms and conditions for the A-1 Series shall be as set forth in this Agreement.

(ii)               Series A-2 of the Company (the "A-2 Series")  was originally established and designated, effective as of February 25, 2014, pursuant to the terms of the Original LLC Agreement.  The Board of Directors hereby ratifies, confirms and approves the establishment and designation of the A-2 Series in all respects.  This Agreement shall constitute the Series Designation of the A-2 Series, and the terms and conditions for the A-2 Series shall be as set forth in this Agreement.

(d)               Series Designation.  The Series Designation establishing a Series may:  (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares of such Series and the Members associated therewith (to the extent such terms differ from those set forth in this Agreement) and (iii) designate specific Directors or Officers to be associated with such Series.  A Series Designation (or any resolution of the Board of Directors amending any Series Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Series Designation shall be deemed to have been established and the Shares of such Series shall be deemed to have been authorized in accordance with the provisions thereof).  The Series Designation establishing a Series may set forth specific provisions governing the rights of such Series against a Member associated with such Series who fails to comply with the applicable provisions of this Agreement (including, for the avoidance of doubt, the applicable provisions of such Series Designation).  In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail.

(e)                Assets and Liabilities Associated with a Series.

(i)                 Assets Associated with a Series.  All consideration received by the Company for the issuance or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be ("assets"), shall, subject to the provisions of this Agreement, be held for the benefit of the Members associated with such Series, and not for the benefit of the Members associated with any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the Company separately from any assets associated with any other Series.  Such assets are herein referred to as "assets associated with" that Series.  In the event that there are any assets in relation to the Company that, in the Board of Directors' reasonable judgment, are not readily associated with a particular Series, the Board of Directors shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Board of Directors deems fair and equitable, and any asset so allocated to a particular Series shall thereupon be deemed to be an asset associated with that Series.  Each allocation by the Board of Directors pursuant to the provisions of this Section 3.2(e)(i) shall be conclusive and binding upon the Members associated with each and every Series.  Separate and distinct records shall be maintained for each and every Series, and the Board of Directors shall not commingle the assets of one Series with the assets of any other Series.

(ii)               Liabilities Associated with a Series.  All debts, liabilities, expenses, costs, charges, obligations and reserves incurred by, contracted for other otherwise existing ("liabilities") with respect to a particular Series shall be charged against the assets associated with that Series.  Such liabilities are herein referred to as "liabilities associated with" that Series.  In the event that there are any liabilities in relation to the Company that, in the Board of Directors' reasonable judgment, are not readily associated with a particular Series, the Board of Directors shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the Board of Directors deems fair and equitable, and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a liability associated with that Series.  Each allocation by the Board of Directors pursuant to the provisions of this Section 3.2(e)(ii) shall be conclusive and binding upon the Members associated with each and every Series.  All liabilities associated with a Series shall be enforceable against the assets associated with that Series only, and not against the assets associated with any other Series, and except to the extent set forth above, no liabilities shall be enforceable against the assets associated with any Series prior to the allocation and charging of such liabilities as provided above.  Any allocation of liabilities that are not readily associated with a particular Series to, between or among one or more of the Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom.  The Board of Directors has caused notice of this limitation on interseries liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18‑215(b) of the Delaware Act relating to limitations on interseries liabilities (and the statutory effect under Section 18‑207 of the Delaware Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series.  Notwithstanding any other provision of this Agreement, no distribution on or in respect of Shares in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series, nor shall any Member or former Member associated with a Series otherwise have any right or claim against the assets associated with any other Series (except to the extent that such Member or former Member has such a right or claim hereunder as a Member or former Member associated with such other Series or in a capacity other than as a Member or former Member).

(f)                Ownership of Series Property.  Title to and beneficial interest in Series Property shall be deemed to be held and owned by the relevant Series, and no Member or Members of such Series, individually or collectively, shall have any title to or beneficial interest in specific Series Property or any portion thereof.  Each Member of a Series irrevocably waives any right that it may have to maintain an action for partition with respect to its interest in the Company, any Series or any Series Property.  Any Series Property may be held or registered in the name of the relevant Series, in the name of a Subsidiary of the relevant Series, in the name of a nominee, or in "street name", as the Board of Directors may determine; provided, however, that Series Property shall be recorded as the property of the relevant Series on the Company's books and records, irrespective of the name in which legal title to such Series Property is held.  Any corporation, brokerage firm or transfer agent called upon to transfer any assets to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Board of Directors or its agents without inquiry as to the authority of the person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

(g)               Prohibition on Issuance of External Debt and Preferred Shares.  Neither the Company, nor any Series or any Subsidiary of such Series, shall incur or issue external indebtedness or issue preferred shares (including Preferred Shares) by or that otherwise corresponds to such Series or any Subsidiary of such Series, provided, however, that the Company, a Series or a Subsidiary of a Series may so incur external debt (including through any guarantee of external debt) or issue preferred shares (including Preferred Shares) if the Series or a Subsidiary of such Series receives the net proceeds of such incurrence or issuance or such incurrence of external indebtedness or issuance of preferred shares is approved by the affirmative vote of the holders of not less than a majority of the Common Shares of such Series then Outstanding.

Section 3.3.          Authorization to Issue Shares.

(a)                The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company or Series purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Members, notwithstanding any provision of Sections 9.1 or 9.2.  Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation or Series Designation) and the Bylaws.  Except to the extent expressly provided in this Agreement (including any Share Designation or Series Designation), no Shares shall entitle any Member to any preemptive, preferential or similar rights with respect to the issuance of Shares.

(b)               As of the date of this Agreement, the Series A‑1 Common Shares have been designated as Common Shares of the A-1 Series, and the Series A-2 Common Shares have been designated as Common Shares of the A-2 Series.  As of the date of this Agreement, immediately prior to the initial closing of the Series A-1 IPO, the Initial Member holds an aggregate of 100 Series A-1 Common Shares, which shares will be repurchased by the Company with the net proceeds of the Series A-1 IPO immediately following the initial closing of the Series A-1 IPO.  As of the date of this Agreement, the Initial Member holds an aggregate of 100 Series A-2 Common Shares, which shares will be repurchased by the Company with the net proceeds of the Series A-2 IPO immediately following the initial closing of the Series A-2 IPO.

(c)                In addition to the Common Shares Outstanding on the date hereof, and without the consent or approval of any Members, additional Shares of a Series may be issued by the Company in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes or series of Shares of such Series), as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 5.1 (each, a "Share Designation") or in a Series Designation, including (i) the right to share in Series distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non‑cumulative; (ii) rights upon dissolution or termination and liquidation of the Company or such Series; (iv) whether, and the terms and conditions upon which, the Company may redeem the Shares; (v) whether such Shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, or any adjustments thereto, the date or dates on which, or the period or periods during which, the Shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made; (vi) the terms and conditions upon which such Shares will be issued, evidenced by certificates and assigned or transferred; (vii) the terms and amounts of any sinking fund provided for the purchase or redemption of Shares of the class or series; (viii) whether there will be restrictions on the issuance of Shares of the same class or series or any other class or series; and (ix) the right, if any, of the holder of each such Share to vote on Company or Series matters, including matters relating to the relative rights, preferences and privileges of such Shares; provided, however, that no Share Designation shall be required in connection with the issuance of Series A-1 Common Shares; provided, further, that, upon the initial closing of the Series A-2 IPO, the Board of Directors shall approve a Share Designation in respect of the Series A-2 Common Shares.  A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement.  Unless otherwise provided in the applicable Share Designation or Series Designation, the Board of Directors may at any time increase or decrease the amount of Shares of any class or series, but not below the number of Shares of such class or series then Outstanding.

(d)               Subject to Section 3.2(g) hereof, and unless otherwise provided in the applicable Share Designation or Series Designation, the Company is authorized to issue in respect of each Series an unlimited number of Common Shares and an unlimited number of Preferred Shares.  All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Shares in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Share Designation or Series Designation).

(e)                The Board of Directors may, without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III, including, without limitation, an amendment of Section 3.3(d).

Section 3.4.          Series A-1 Common Shares.  In addition to the other provisions of this Agreement applicable to Common Shares generally, the Series A-1 Common Shares shall be subject to the following provisions:

(a)                Voting.

(i)                 The Series A-1 Common Shares shall entitle the Record Holders thereof to one vote per Share on any and all matters submitted to the consent or approval of Members generally.  No separate vote or consent of the Record Holders of Series A-1 Common Shares shall be required for the approval of any matter, except as required by the Delaware LLC Act, except as provided in Section 3.4(a)(ii) and except as provided elsewhere in this Agreement.

(ii)               The affirmative vote of the holders of not less than a majority of the Series A-1 Common Shares then Outstanding shall be required for:

(A)             any amendment to this Agreement that would adversely change the rights of the Series A-1 Common Shares;

(B)              a Significant Transaction;

(C)              except as provided in Section 10.3(d), mergers, consolidations or conversions of the Company;

(D)             the termination  and winding up of the A-1 Series, following an election by the Board of Directors to terminate  the A-1 Series (including, without limitation, following an election by the Board of Directors to dissolve the Company);

(E)              any incurrence or issuance of external indebtedness or preferred shares (including Preferred Shares) by or that otherwise corresponds to the A-1 Series, the Property A-1 Subsidiary and/or its Subsidiaries that does not satisfy the conditions described in Section 3.2(g); and

(F)               all such other matters as the Board of Directors, in its sole discretion, determines shall require the approval of the holders of the Outstanding Series A-1 Common Shares voting as a separate class.

Notwithstanding the foregoing, the separate approval of the holders of Series A-1 Common Shares shall not be required in the case of a Board Redemption pursuant to Section 3.4(e) or for any of the other matters specified under Section 9.3.

(b)               Distributions.  Subject to the preferential rights, if any, of holders of any other class of Shares of the A-1 Series and to Article XIII, holders of outstanding Series A-1 Common Shares are entitled to receive distributions on the Series A-1 Common Shares on an equal per-Share basis to all holders of Series A-1 Common Shares out of assets legally available for such purposes if, as and when authorized by the Board of Directors and declared and paid by the Company.  Distributions in respect of the Series A-1 Common Shares may be made, as determined by the Board of Directors, (1) in cash, (2) in Series A-1 Common Shares or (3) in other securities of the A-1 Series or the Property A-1 Subsidiary.

(c)                Share Distributions.

(i)                 Subject to the preferential rights, if any, of holders of any other class of Shares of the A-1 Series, the Company may declare and pay distributions to holders of Series A-1 Common Shares that consist of (1)  Series A-1 Common Shares on an equal per-Share basis to all holders and (2) other securities of the A-1 Series or the Property A-1 Subsidiary on an equal per-Share basis to all holders.

(ii)               The Company shall not declare and pay a share distribution with respect to the Common Shares of any Series (other than the A-1 Series) consisting of Series A-1 Common Shares or any other securities of the A-1 Series or the Property A-1 Subsidiary.

(d)               Valuations of Share Distributions.  In the case of distributions of Shares or other securities for which there is an existing trading market, the value of the Shares or other securities included in such distribution will be calculated based on the average Market Price per Share or security over a three Trading Day period immediately preceding the distribution payment date.  In the case of distributions of Shares or other securities for which there is no existing trading market, the value of the Shares or other securities included in such distribution will be determined by the Board of Directors in good faith.

(e)                Redemption at Option of Board of Directors.  At any time following the initial closing of the Series A-1 IPO, so long as substantially all of the assets and liabilities of the A-1 Series are held, directly or indirectly, by the Property A-1 Subsidiary, the Board of Directors, in its sole discretion, may, at any time, subject to the availability of assets legally available therefor and the preferential rights, if any, of holders of any other class of Shares of the A-1 Series, redeem, on a pro rata basis, all of the outstanding Series A-1 Common Shares in exchange for an aggregate number of outstanding fully paid and non-assessable shares of common stock of, or other equity interests in, the Property A-1 Subsidiary equal to the number of outstanding shares of common stock of, or other equity interests in, the Property A-1 Subsidiary held by the A-1 Series (a "Board Redemption").

In connection with any Board Redemption, the Company may first cause the Property A-1 Subsidiary to elect to be treated as a corporation that will elect and qualify to be taxed as a REIT for U.S. federal income tax purposes (or convert the Property A-1 Subsidiary into a corporation that will so elect and qualify) or convert the Property A-1 Subsidiary into a Delaware statutory trust.

If, at the time of such a Board Redemption, there are outstanding any Convertible Securities convertible into or exercisable for Series A-1 Common Shares that would become exercisable or convertible for shares of, or other equity interests in, the Property A-1 Subsidiary as a result of such redemption, and the obligation to issue such shares or equity interests under such Convertible Securities is not assumed or otherwise provided for by the Property A-1 Subsidiary, then the Series A-1 Common Shares underlying such Convertible Securities will be taken into account for purposes of determining the terms of any redemption effected in connection with such Board Redemption.

(f)                Distribution or Redemption in Connection with Certain Significant Transactions.  In the event of a Disposition by the A-1 Series in a transaction or series of related transactions of all or substantially all the A-1 Series' interest in the Property A-1 Subsidiary or the Property A-1 Subsidiary's interest in the A-1 Property to any Person(s) or group(s) of which the A-1 Series is not a majority owner (whether by merger, consolidation, sale of assets or stock, liquidation, dissolution, winding up or otherwise) (a "Significant Transaction"), the Company shall, upon, or as soon as practicable after, the consummation of such Disposition (but, in any event, no later than the first Business Day following the end of the 10-Trading Day period beginning on the 15th Trading Day following the consummation of such Disposition), declare and pay a distribution and/or effect a redemption (a "Significant Transaction Distribution/Redemption"), at the sole discretion of the Board of Directors, in accordance with Section 3.4(g).  Notwithstanding the preceding sentence, the Company shall be under no obligation to declare and pay and/or effect a Significant Transaction Distribution/Redemption that it might otherwise be required to declare and pay and/or effect pursuant to such sentence (i) in connection with a spin-off or similar disposition of the A-1 Series' entire interest in the A-1 Property to the holders of Series A-1 Common Shares, including any such disposition that is made in connection with a Board Redemption, or (ii) in connection with the liquidation, termination, dissolution or winding up of the Company or the A-1 Series, whether voluntary or involuntary.

(g)               Consideration in Connection with Significant Transaction Distribution/Redemption.  In connection with any Significant Transaction Distribution/Redemption, the Company may at the sole discretion of the Board of Directors, (i) either (x) subject to the limitations described in Section 3.4(b) and to the other provisions described in this Section 3.4(g), declare and pay a distribution in cash and/or in securities or other property (determined as provided below) to holders of the outstanding Series A-1 Common Shares equally on a share for share basis in an aggregate amount equal to the A-1 Series Net Proceeds of such Significant Transaction; or (y) provided that there are assets legally available therefor and subject to the preferential rights, if any, of holders of any other class of Shares of the A-1 Series, then (A) if such Significant Transaction involves the Disposition of all (not merely substantially all) of the A-1 Series' interest in the Property A-1 Subsidiary or the Property A-1 Subsidiary's interest in the A-1 Property, redeem all outstanding Series A-1 Common Shares in exchange for cash and/or securities or other property (determined as provided below) in an aggregate amount equal to the A-1 Series Net Proceeds of such Significant Transaction; or (B) if such Significant Transaction involves the Disposition of substantially all (but not all) of the A-1 Series' interest in the Property A-1 Subsidiary or the Property A-1 Subsidiary's interest in the A-1 Property, apply an aggregate amount of cash and/or securities or other property (determined as provided below) equal to the A-1 Series Net Proceeds of such Significant Transaction to the redemption of outstanding Series A-1 Common Shares, the number of shares to be redeemed to equal the lesser of (1) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of the Series A-1 Common Shares by the average Market Price of one Series A-1 Common Share during the 10-Trading Day period beginning on the 15th Trading Day following the consummation of such Disposition, and (2) the number of Series A-1 Common Shares outstanding, and (ii) subject to the limitations described in Section 3.4(b) and to the other provisions described in this Section 3.4(g), combine the payment of a distribution on and the redemption of Series A-1 Common Shares for cash and/or other securities or other property as described below.

In the event that the Board of Directors elects the option described in (ii) of the preceding paragraph, a distribution shall first be paid on all the outstanding Series A-1 Common Shares equally on a share for share basis, and some or all of the outstanding Series A-1 Common Shares shall thereafter be redeemed for cash and/or other securities or other property, as follows.  The aggregate amount of such distribution shall equal a portion of the total A-1 Series Net Proceeds determined by the Board of Directors in its sole discretion, and the portion of the A-1 Series Net Proceeds to be applied to such a redemption shall equal an amount equal to the total A-1 Series Net Proceeds less the aggregate amount of such distribution.  If the Significant Transaction involves the Disposition of all (not merely substantially all) of the A-1 Series' interest in the Property A-1 Subsidiary or the Property A-1 Subsidiary's interest in the A-1 Property, then, following the payment of such distribution, all remaining outstanding Series A-1 Common Shares will be redeemed in exchange for cash and/or securities or other property in an aggregate amount equal to the portion of the A-1 Series Net Proceeds to be applied to the redemption.  If the Significant Transaction involves the Disposition of substantially all (but not all) of the A-1 Series' interest in the Property A-1 Subsidiary or the Property A-1 Subsidiary's interest in the A-1 Property, then the portion of the A-1 Series Net Proceeds to be applied to the redemption will be used to redeem a number of shares equal to the lesser of (1) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of the Series A-1 Common Shares by the average Market Price of one Series A-1 Common Share during the 10-Trading Day period beginning on the 15th Trading Day following consummation of the Disposition, and (2) the number of Series A-1 Common Shares outstanding.

For purposes of this Section 3.4, in the case of a Significant Transaction involving a Disposition of the A-1 Series' interest in the Property A-1 Subsidiary or the Property A-1 Subsidiary's interest in the A-1 Property in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions.  Any redemption described in this Section 3.4 shall be effected in accordance with the applicable provisions set forth in Section 3.4(h).  For purposes of this Section 3.4, the term "Exchange Shares" shall mean shares of or other equity interests in the Property A-1 Subsidiary, as the case may be, for which Series A-1 Common Shares may be exchanged pursuant to a Board Redemption or securities which may distributed to Series A-1 Common Shares or for which Series A-1 Common Shares may be exchanged pursuant to a Significant Transaction Redemption/Distribution, as applicable.

In the event that, at the time of any Significant Transaction, there are outstanding any Convertible Securities convertible into or exercisable for Series A-1 Common Shares that would give the holders rights to receive any distribution or redemption consideration related to the Significant Transaction upon exercise, conversion or otherwise, or would adjust as a result of such distribution or redemption to give the holder equivalent economic rights, then the Series A-1 Common Shares underlying such Convertible Securities will be taken into account for purposes of determining the terms of any distribution payment or redemption effected in connection with such Significant Transaction Distribution/Redemption.

For purposes of this Section 3.4, "substantially all" of the A-1 Series' interest in the Property A-1 Subsidiary as of any date shall mean at least 80% of the outstanding equity interests in the Property A-1 Subsidiary as of such date, and "substantially all" the Property A-1 Subsidiary's interest in the A-1 Property as of any date shall mean a portion of such real property that represents at least 80% of the Fair Value of such real property attributed to the Property A-1 Subsidiary as of such date.

(h)               Certain Procedures Relating to Redemptions and Distributions.

(i)                 The Board of Directors may, in its sole discretion, elect to issue or deliver fractional Exchange Shares in connection with a redemption or distribution or to make a cash payment in lieu of fractional shares, as described below.  If the Board of Directors elects not to issue or deliver fractional Exchange Shares, then no such fractional shares shall be issued or delivered in connection with the redemption or distribution, and, in lieu thereof, each holder of Series A-1 Common Shares who would otherwise be entitled to a fractional interest of an Exchange Share shall, upon surrender of such holder's certificate or certificates representing Series A-1 Common Shares, receive a cash payment (without interest) (the "Fractional Payment") equal to the Fair Value of such fractional interest as is determined by the Board of Directors.

(ii)               No adjustments in respect of distributions shall be made upon the exchange of any Series A-1 Common Shares; provided,  however, that, if the Redemption Date with respect to Series A-1 Common Shares shall be subsequent to the Record Date for the payment of a distribution thereon or with respect thereto but prior to the payment or distribution thereof, the Registered Holders of such Shares at the close of business on such Record Date shall be entitled to receive the distribution payable on such Shares on the date set for payment of such distribution, notwithstanding the redemption of such Shares or the Company's default in payment of the distribution due on such date.

(iii)             At such time or times as the Company exercises its right to cause a Board Redemption, and at the time of any redemption pursuant to any Significant Transaction Redemption/Distribution, the Company shall give notice of such redemption to the holders of Series A-1 Common Shares whose shares are to be redeemed, by mailing by first-class mail a notice of such redemption (a "Redemption Notice"), in the case of a redemption at the discretion of the Board of Directors, not less than 30 nor more than 60 days prior to the date fixed for such redemption (the "Redemption Date"), and, in the case of any other required redemption, as soon as practicable before or after the Redemption Date, in either case, to their last addresses as they appear upon the Company's books.  Each such Redemption Notice shall specify the Redemption Date, and shall state that the payment of cash (including any Fractional Payment), issuance of certificates representing the applicable type of Exchange Shares or the delivery of the other applicable property (such cash, Exchange Shares or other property, the “Reference Property”) to be received upon exchange of Series A-1 Common Shares shall be upon surrender of certificates representing such Series A-1 Common Shares.

(iv)             Before any holder Series A-1 Common Shares shall be entitled to receive any Reference Property, such holder must surrender, at such office as the Company shall specify, certificates for such Series A-1 Common Shares duly endorsed to the Company or in blank or accompanied by proper instruments of transfer to the Company or in blank, unless the Company shall waive such requirement.  The Company shall, as soon as practicable after such surrender of certificates representing such Series A-1 Common Shares, pay, issue and/or deliver to the holder for whose account such Series A-1 Common Shares were so surrendered, or to such holder's nominee or nominees, the Reference Property to which such holder shall be entitled.

(v)               From and after any Redemption Date, all rights of a holder of Series A-1 Common Shares shall cease except for the right, upon surrender of the certificates representing such Series A-1 Common Shares, to receive Reference Property, as described in Section 3.4(h)(i) and Section 3.4(h)(iii) and rights to distributions as described in Section 3.4(h)(ii).  No holder of a certificate that immediately prior to the applicable Redemption Date represented Series A-1 Common Shares shall be entitled to receive any dividend or other distribution with respect to Exchange Shares until surrender of such holder's certificate for a certificate or certificates representing Exchange Shares.  Upon surrender, the holder shall receive the amount of any dividends or other distributions (without interest) that were payable with respect to a record date after the Redemption Date, but that were not paid by reason of the foregoing with respect to the number of Exchange Shares represented by the certificate or certificates issued upon such surrender.

(vi)             If any certificate for Exchange Shares is to be issued in a name other than that in which the certificate representing Series A-1 Common Shares surrendered in exchange therefor is registered, it shall be a condition of such issuance that the person requesting the issuance pays any transfer or other taxes required by reason of the issuance of certificates for such Exchange Shares in a name other than that of the record holder of the certificate surrendered, or establishes, to the satisfaction of the Company or its agent, that such tax has been paid or is not applicable.  Under no circumstances shall the Company or the A-1 Series be liable to a holder of Series A-1 Common Shares for any Exchange Shares or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(i)                 Absence of Certain Other Rights.  Holders of Series A-1 Common Shares shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions of the A-1 Series.

(j)                 Definitions.  For the purpose of this Section 3.4, the following terms shall have the following meanings:

"A-1 Property" means the the real property located at 1201 Connecticut Avenue, NW, Washington, D.C. 20036, together with the improvements thereon.

"A-1 Series Net Proceeds"  shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the A-1 Series, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any preferential amounts, accumulated and unpaid distributions and other obligations in respect of Preferred Shares of the A-1 Series and (b) any amounts that the Board of Directors in its discretion sets aside to fund the A-1 Series' reserves, debt, liabilities or expenses.  To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property; provided that the value of any marketable securities included in such proceeds shall be the average of the daily Market Price of such securities for the 10 consecutive Trading Days beginning on the 15th Trading Day following consummation of the Disposition.

"Disposition"  shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or shares, or otherwise) by the A-1 Series or any of its Subsidiaries of properties or assets.  Disposition shall not include a merger, consolidation, exchange of shares or other business combination transaction involving the Company in which the A-1 Series continues, immediately following such transaction, to hold the same, direct and indirect, interest in the business, assets and liabilities of the A-1 Series that it held immediately prior to such transaction.

"Fair Value" shall mean, in the case of equity securities or debt securities of a class that has previously been publicly traded for a period of at least three months, the Market Price thereof (if such Market Price, as so defined, can be determined) or, in the case of an equity security or debt security that has not been publicly traded for at least such period, means the fair value per Share of stock or per other unit of such other security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors; provided, however, that, in the case of property other than securities, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice.  Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

"Market Price" of any class or series of securities on any day shall mean the average of the high and low reported sales prices regular way of a security of such class or series on such day (if such day is a Trading Day, and, if such day is not a Trading Day, on the Trading Day immediately preceding such day), or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a security of such class or series on such Trading Day, in either case, on the principal National Securities Exchange on which such securities are listed or admitted for trading, or, if the securities of such class or series are not so listed or admitted on such Trading Day, the average of the closing bid and asked prices of a security of such class or series in the over-the-counter market on such Trading Day as furnished by any professional market maker selected from time to time by the Company, or, if such closing bid and asked prices are not made available on such Trading Day (including, without limitation, because such securities are not publicly held), the market value of a security of such class or series as determined by the Board of Directors.

"Property A-1 Subsidiary" means ETRE Property A-1, LLC, a Delaware limited liability company, together with its successors and assigns.

"Trading Day"  shall mean each Business Day other than any day on which any relevant class or series of securities is not available for trading on the principal National Securities Exchange or market on which such securities are listed or admitted for trading or, if the securities of such class or series are not so listed or admitted on such day, the over-the-counter market.

Section 3.5.          Voting Rights of Common Shares Generally.  Subject to the provisions of Article XIII and unless otherwise provided in this Agreement, any Share Designation or Series Designation, (i) Common Shares shall entitle the Record Holders thereof to one vote per Share on any and all matters submitted for the consent or approval of Members generally and (ii) Record Holders of all classes of Common Shares of all Series shall vote together as a single class on all matters as to which all Record Holders of Common Shares are entitled to vote.

Section 3.6.          Certificates.

(a)                Upon the issuance of Shares by the Company to any Person, the Company may issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued.  Certificates shall be executed on behalf of the Company by the Chairman of the Board, Chief Executive Officer, President or any Vice President and by the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary.  No Certificate representing Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors elects to issue Shares in global form, the Certificates representing Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Company.  Any or all of the signatures required on the Certificate may be by facsimile.  If any Officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue.  Certificates for each class of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder's name and number and type of Shares.

(b)               If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered.  The appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:  (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company, the applicable Series and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company.  If a Member fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company, the applicable Series or the Transfer Agent for such transfer or for a new Certificate.  As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 3.7.          Record Holders.  The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading.  Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 3.8.          Registration and Transfer of Shares.

Subject to the restrictions on transfer and ownership limitations contained below and in Article XIII hereof:

(a)                The Company shall keep or cause to be kept on behalf of the Company and each Series a register that will provide for the registration and transfer of Shares.  Unless otherwise provided in any Share Designation or Series Designation, the Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Shares and transfers of such Common Shares as herein provided.  Upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, the appropriate Officers of the Company shall execute and deliver, and in the case of Common Shares, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered, provided, that a transferor shall provide the address and facsimile number for each such transferee as contemplated by Section 12.1.

(b)               The Company shall not recognize any transfer of Shares until the Certificates evidencing such Shares, if any, are surrendered for registration of transfer.  No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate, the Company may, on behalf of the applicable Series, require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)                By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Member with respect to the Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so transferred, (iv) grants powers of attorney to the Officers of the Company and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement.  The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(d)               Nothing contained in this Agreement shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

Section 3.9.          Splits and Combinations.

(a)                Subject to paragraph (d) of this Section, Section 3.3 and Section 3.4, and unless otherwise provided in any Share Designation or Series Designation, the Company may make a pro rata distribution of Shares of any class or series of a Series to all Record Holders of such class or series of Shares of a Series, or may effect a subdivision or combination of Shares of any class or series of a Series, in each case, on an equal per-Share basis and so long as, after any such event, any amounts calculated on a per-Share basis or stated as a number of Shares are proportionately adjusted.

(b)               Whenever such a distribution, subdivision or combination of Shares is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice.  The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination.  The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)                Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes.  If any such combination results in a smaller total number of Shares Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)               Subject to Section 3.4 and unless otherwise provided in any Share Designation or Series Designation, the Company shall not issue fractional Shares upon any distribution, subdivision or combination of Shares.  If a distribution, subdivision or combination of Shares would otherwise result in the issuance of fractional Shares, each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share).

Section 3.10.      Agreements and Bylaws.  The rights of all Members and the terms of all Shares are subject to the provisions of this Agreement (including any Share Designation or Series Designation) and the Bylaws.

ARTICLE IV

DISTRIBUTIONS

Section 4.1.          Distributions to Record Holders.

(a)                Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, the Board of Directors may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets of a Series to the Members associated with such Series.  Subject to the terms of any Share Designation or any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Shares of the applicable Series) and of Article XIII, distributions shall be paid to the holders of the Common Shares of a Series on an equal per-Share basis as of the Record Date selected by the Board of Directors.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in any Series if such distribution would violate the Delaware Act or other applicable law.

(b)               Notwithstanding Section 4.1(a), in the event of the termination and liquidation of a Series, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3(a).

(c)                Each distribution in respect of any Shares of a Series shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution.  Such payment shall constitute full payment and satisfaction of the Company's and such Series' liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE V

MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1.          Power and Authority of Board of Directors.  Except as otherwise expressly provided in this Agreement or the Bylaws, the business and affairs of the Company and each Series shall be managed by or under the direction of a board of directors (the "Board of Directors").  As provided below, the Board of Directors shall have the power and authority to appoint Officers of the Company and each Series, as well as Officers to be associated with a specific Series.  The Directors and Officers shall constitute "managers" within the meaning of the Delaware Act.  Except as otherwise specifically provided in this Agreement with respect to the Managing Member, no Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or any Series or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company or any Series.  Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL.  In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement or the Bylaws, the Board of Directors shall have full power and authority to do, and to direct the Officers, subject to the provisions of the Bylaws, to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and each Series, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(a)                the making of any expenditures, the lending or, subject to Section 3.2(g), borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

(b)               the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company and/or any Series;

(c)                the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or any Series or the merger or other combination of the Company with or into another Person (subject, however, to any prior approval of Members that may be required by this Agreement);

(d)               the use of the assets of the Company or any Series (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company, any Series and any Subsidiaries of any Series; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Company, any Series and any Subsidiaries of any Series; and the making of capital contributions to any Member of the Company associated with any Series or any Subsidiaries of any Series;

(e)                the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company or any Series under contractual arrangements to all or particular assets of the Company or any Series);

(f)                the declaration and payment of distributions of cash or other assets to Members associated with a Series;

(g)               the adoption, amendment and repeal of the Bylaws; provided, however, that if the adoption, amendment or repeal of any Bylaw would operate as an amendment to a provision of this Agreement requiring the approval of any Member (including the Managing Member), such adoption, amendment or repeal will not be effective without the approval of the Members as would be required by this Agreement were such provision to be amended;

(h)               the election and removal of officers of the Company and/or associated with any Series ("Officers") in the manner prescribed in the Bylaws;

(i)                 the selection and dismissal of employees, agents, outside attorneys, accountants, consultants and contractors (including, without limitation, the Administrative Agent) and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(j)                 the solicitation of proxies from holders of any class of Shares issued on or after the date of this Agreement that entitles the holders thereof to vote on any matter submitted for consent or approval of Members under this Agreement and the Bylaws;

(k)               the maintenance of insurance for the benefit of the Company Group or any Group Member and the Indemnified Persons;

(l)                 the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(m)             the control of any matters affecting the rights and obligations of the Company or any Series, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(n)               the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(o)               the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;

(p)               the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares;

(q)               the undertaking of any action in connection with the Company's or any Series' interest or participation in any Group Member;

(r)                 the registration of any offer, issuance, sale or resale of Shares or other securities or any Series issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Shares or other securities by Members or other security holders);

(s)                the execution and delivery of agreements with Affiliates of the Company to render services to a Group Member (including, without limitation, administrative services agreements among the Administrative Agent, any Series and the Subsidiaries of such Series); and

(t)                 the adoption, amendment and repeal of the Inter-Series Policy and the delegation to the Administrative Agent and the Inter-Series Committee of the authority to interpret, make determinations under and oversee the implementation of the policies set forth in the Inter-Series Policy.

Section 5.2.          Number; Nominations and Elections; Removals; Vacancies.  The number of Directors initially shall be seven, which number may be increased or decreased by the Managing Member.  The number of Directors may not be fewer than one.  The names of the initial Directors are:

Paul Frischer

Jesse Stein

Scott Panzer

Jay Anderson

John Gregorits

Joseph Capezza

Mark Filanowski

The Managing Member shall have the sole power to (i) nominate and elect all Directors to the Board of Directors, (ii) set the number of Directors of the Board of Directors, (iii) remove any Director, with or without cause, at any time and (iv) fill any vacancies on the Board of Directors.  Each of the Directors will hold office for an annual term, or until his or her resignation or removal by the Managing Member.  It shall not be necessary to list in this Agreement the names and addresses of any Directors hereinafter elected.

Section 5.3.          Resignation.  Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice.

Section 5.4.          Determinations by Board.  Except as may otherwise be required by law, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and each Series and every holder of Shares:  the amount of the net income of any Series for any period and the amount of assets at any time legally available for the payment of distributions or redemption of Shares; the amount of paid‑in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by any Series or of any Shares; the number of Shares of any class or series of a Series of the Company; any matter relating to the acquisition, holding and disposition of any assets by any Series; the evaluation of any competing interests among the Series and the resolution of any conflicts of interests among the Series; or any other matter relating to the business and affairs of the Company or any Series or required or permitted by applicable law, this Agreement or the Bylaws or otherwise to be determined by the Board of Directors.  The Company shall prepare a statement of any determination by the Board of Directors, respecting the fair market value of any properties, assets or securities, and shall file such statement with the Secretary of the Company.

Section 5.5.          Exculpation, Indemnification, Advances and Insurance.

(a)                Subject to other applicable provisions of this Article V, to the fullest extent permitted by applicable law, the Indemnified Persons shall not be liable to the Company, any Series, any Subsidiary of any Series, any Director of the Company or associated with any Series, any Member or any holder of any equity interest in any Subsidiary of any Series, for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company or any Series, this Agreement or any investment made or held by the Company or any Series, including with respect to any acts or omissions made while serving at the request of the Company or on behalf of any Series as an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan.  The Indemnified Persons shall be indemnified by the Company and, to the extent Expenses and Liabilities are associated with any Series, each such Series, in each case, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, "Expenses and Liabilities") arising from the performance of any of their duties or obligations in connection with their service to the Company and/or each such Series or this Agreement, or any investment made or held by the Company, each such Series or any Subsidiaries of such Series, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company or such Series under Delaware law, a Director or Officer of the Company or associated with such Series or any Subsidiary of such Series, or an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan at the request of the Company or on behalf of such Series.  Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company, any Series or any Subsidiary of any Series (including any indebtedness which the Company, any Series or any Subsidiary of any Series has assumed or taken subject to), and the Officers are hereby authorized and empowered, on behalf of the Company or any Series, to enter into one or more indemnity agreements consistent with the provisions of this Section 5.5 in favor of any Indemnified Person having or potentially having liability for any such indebtedness.  It is the intention of this Section 5.5(a) that the Company and each applicable Series indemnify each Indemnified Person to the fullest extent permitted by law.

(b)               The provisions of this Agreement and the Bylaws, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.7, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the extent permitted by law.

(c)                Any indemnification under this Section 5.5 (unless ordered by a court) shall be made by the Company and each applicable Series unless the Board of Directors determines in the specific case that indemnification of the Indemnified Person is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in Section 5.5(a).  Such determination shall be made by a majority vote of the Directors who are not parties to the applicable suit, action or proceeding.  To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such Indemnified Person in connection therewith, notwithstanding an earlier determination by the Board of Directors that the Indemnified Person had not met the applicable standard of conduct set forth in Section 5.5(a).

(d)               Notwithstanding any contrary determination in the specific case under Section 5.5(c), and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 5.5(a).  The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in Section 5.5(a).  Neither a contrary determination in the specific case under Section 5.5(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5.5(d) shall be given to the Company promptly upon the filing of such application.  If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e)                To the fullest extent permitted by law, expenses (including attorneys' fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company and each applicable Series in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company and each such Series as authorized in this Section 5.5.

(f)                The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, vote of Members or disinterested Directors or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in Section 5.5(a) shall be made to the fullest extent permitted by law.  The provisions of this Section 5.5 shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.5(a) but whom the Company or an applicable Series has the power or obligation to indemnify under the provisions of the Delaware Act.

(g)               The Company and any Series may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 5.5 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person's status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.5.

(h)               The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.5 shall, unless otherwise provided when authorized or ratified, shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section 5.5.

(i)                 The Company and any Series may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company and/or such Series and to the employees and agents of the Company Group similar to those conferred in this Section 5.5 to Indemnified Persons.

(j)                 If this Section 5.5 or any portion of this Section 5.5 shall be invalidated on any ground by a court of competent jurisdiction the Company and each applicable Series shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 5.5 that shall not have been invalidated.

(k)               Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company or any Series in furtherance of the interests of the Company or such Series in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided  that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company or such Series.

(l)                 An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5.5 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m)             Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company or any Series (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 5.5, to the maximum extent permitted by law.

(n)               A Director shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Company and any Series and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company and/or associated with any Series or any other Group Member, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person's professional or expert competence.

(o)               Any amendment, modification or repeal of this Section 5.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any indemnitee under this Section 5.5 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

Section 5.6.          Duties of Officers and Directors.

(a)                Except as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the Officers and Directors shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers and directors, respectively, and (ii) the duties and obligations owed to the Members by the Officers and Directors shall be the same as the duties and obligations owed to the stockholders of a corporation under the DGCL by its officers and directors, respectively.

(b)               The Board of Directors shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers of the Company and/or associated with a Series, and the Board of Directors shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Board of Directors in good faith.

(c)                In addition, the duties and obligations (including fiduciary duties) owed to the Company by the Directors under Section 5.6(a) shall extend to each Series separately.  In the event of any conflicts of interest among the different Series, each of the Directors shall be permitted to take into account the competing interests of the different Series in discharging his or her duties and obligations (including fiduciary duties) and taking action on behalf of each Series.

Section 5.7.          Standards of Conduct and Modification of Duties of the Managing Member.   Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, the Managing Member, in exercising its rights hereunder in its capacity as the managing member of the Company, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series or any Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other applicable law or in equity.  To the maximum extent permitted by applicable law, the Managing Member shall not have any duty (including any fiduciary duty) to the Company, any Series, the Members or any other Person, including any fiduciary duty associated with self‑dealing or corporate opportunities, all of which are hereby expressly waived, provided  that this Section 5.7 shall not in any way reduce or otherwise limit the specific obligations of the Managing Member expressly provided in this Agreement or in any other agreement with the Company or any Series and such other obligations, if any, as are required by applicable laws.

Section 5.8.          Contractual Relationship with the Administrative Agent.  To the maximum extent permitted by applicable law, the obligations of the Administrative Agent to the Company, any Series, the Members or any other Person shall be limited to the specific obligations of the Administrative Agent expressly provided in any administrative agency agreement or other contract between the Administrative Agent and the Company, any Series and/or any Subsidiary of a Series, and the Administrative Agent shall not have any other duty (including any fiduciary duty) to the Company, any Series, the Members or any other Person, including any fiduciary duty associated with self‑dealing or corporate opportunities, all of which are hereby expressly waived.

Section 5.9.          Outside Activities.  It shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of any Director or Affiliates of such Director (other than any express obligation contained in any agreement to which such Person and the Company, any Series or any Subsidiary of a Series are parties) to engage in outside business interests and activities in preference to or to the exclusion of the Company or any Series or in direct competition with the Company or any Series; provided  such Director or Affiliate does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the Company or any Series to such Director; provided, further, that a Person shall not be deemed to be in direct competition with the Company or any Series solely because of such Person's ownership, directly or indirectly, solely for investment purposes, of securities of any publicly traded entity if such Person does not, together with such Person's Affiliates, collectively own 5% or more of any class or securities of such publicly traded entity, and such Person is not a director or officer (and does not hold an equivalent position) in such publicly traded entity.  Directors shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company or any Series that may become available to Affiliates of such Director.  None of any Group Member, any Member or any other Person shall have any rights by virtue of a Director's duties as a Director, this Agreement or any Group Member Agreement in any business ventures of any Director.

Section 5.10.      Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Board of Directors and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Company or any Series has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company or such Series and to enter into any authorized contracts on behalf of the Company or such Series, and such Person shall be entitled to deal with the Board of Directors or any Officer as if it were the Company's or such Series' sole party in interest, both legally and beneficially.  Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any Officer in connection with any such dealing.  In no event shall any Person dealing with the Board of Directors or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any Officer or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Company or any Series by the Board of Directors or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement and/or the Bylaws were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company or any Series and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

Section 5.11.      Certain Conflicts of Interest.  The resolution of any Conflict of Interest approved by Special Approval shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty hereunder at law, in equity or otherwise.

ARTICLE VI

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 6.1.          Records and Accounting.  The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the business of the Company and each Series, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement.  Any books and records maintained by or on behalf of the Company or any Series in the regular course of its business, including the record of the Members, books of account and records of Company or Series proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 6.2.          Fiscal Year.  Unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Series shall be a calendar year ending December 31 unless otherwise required by the Code.  The fiscal year for financial reporting purposes of the Company shall be a calendar year ending December 31.

ARTICLE VII

TAX MATTERS

Section 7.1.          Tax Treatment.  The Company intends to be treated as a non-entity and intends to treat each Series as a separate business entity, in each case, for U.S. federal income tax purposes.

Section 7.2.          Qualifying and Maintaining Qualification as a REIT.  From the Initial Date (as defined in Article XIII) of a Series until the Restriction Termination Date (as defined in Article XIII) of such Series, the Board of Directors shall take such action from time to time as the Board of Directors  determines is necessary or appropriate in order to maintain such Series' qualification as a REIT; provided, however, if the Board of Directors determines that it is no longer in the best interests of a Series to continue to be qualified as a REIT, the Board of Directors may authorize a Series to revoke or otherwise terminate the its REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on share ownership and transfers set forth in Article XIII is no longer required for REIT qualification.  It is intended that each Series elect to be treated as a corporation that will elect to be taxed as a REIT prior to the Initial Date of such Series until the Restriction Termination Date of such Series.

ARTICLE VIII

DISSOLUTION, TERMINATION AND LIQUIDATION

Section 8.1.          Dissolution and Termination.

(a)                The Company shall not be dissolved by the admission of Substitute Members or Additional Members associated with any Series.  The Company shall dissolve, and its affairs shall be wound up, upon:

(i)                 an election to dissolve the Company by the Board of Directors that is separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares of each Series then Outstanding entitled to vote thereon;

(ii)               the sale, exchange or other disposition of all or substantially all of the assets and properties of all Series;

(iii)             the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(iv)             at any time that there are no members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

(b)               A Series shall not be terminated by the admission of Substitute Members or Additional Members associated with such Series.  Unless otherwise provided in the Series Designation establishing such Series or in a Share Designation related to such Series, a Series shall terminate, and its affairs shall be wound up, upon:

(i)                 the dissolution of the Company pursuant to Section 8.1(a);

(ii)               an event set forth as an event of termination of such Series in the Series Designation establishing such Series; or

(iii)             an election to terminate the Series by the Board of Directors that is approved by the affirmative vote of the holders of not less than a majority of the Shares of such Series then Outstanding entitled to vote on such termination.

Section 8.2.          Liquidator.  Upon dissolution of the Company or termination of any Series, the Board of Directors shall select one or more Persons to act as Liquidator.

In the case of a dissolution of the Company, (i) the Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares of each Series then Outstanding entitled to vote on such liquidation; (ii) the Liquidator (if other than the Board of Directors) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares of each Series then Outstanding entitled to vote on such liquidation; (iii) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares of each Series then Outstanding entitled to vote on such liquidation.  The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.  Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.  In the case of a termination of an Series, other than in connection with a dissolution of the Company, the Board of Directors shall act as Liquidator.

Section 8.3.          Liquidation of a Series.  In connection with the liquidation of a Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the assets of such Series, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18‑215 and 18‑804 of the Delaware Act, the terms of any Share Designation or Series Designation and the following:

(a)                Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members associated with such Series on such terms as the Liquidator and such Member or Members may agree.  If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members associated with such Series.  Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member associated with a Series may be compelled to accept a distribution of any asset in kind from such Series despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company in respect of such Series.  The Liquidator may defer liquidation or distribution of the Series' assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Members associated with such Series.  The Liquidator may distribute the Series' assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members associated with the Series.

(b)               Liabilities of each Series include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts to Members associated with such Series otherwise than in respect of their distribution rights under Article IV.  With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.  When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)                Subject to the terms of any Share Designation or Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Shares of the applicable Series), all property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) shall be distributed to the holders of the Common Shares of the Series on an equal per-Share basis.

Section 8.4.          Cancellation of Certificate of Formation.  In the case of a dissolution of the Company, upon the completion of the distribution of Series cash and property in connection the termination of all Series, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 8.5.          Return of Contributions.  None of any member of the Board of Directors or any Officer of the Company or associated with any Series will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company or any Series to enable it to effectuate, the return of the Capital Contributions of the Members associated with a Series, or any portion thereof, it being expressly understood that any such return shall be made solely from Series assets.

Section 8.6.          Waiver of Partition.  To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company or Series property.

ARTICLE IX

AMENDMENT OF AGREEMENT

Section 9.1.          General.  Except as provided in Section 9.2, Section 9.3, Section 9.4, and Section 9.5 or in any Share Designation or Series Designation, the Board of Directors may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 9.1.  If the Board of Directors desires to amend any provision of this Agreement other than pursuant to Section 9.3, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment, (ii) direct that the amendment proposed be considered at the next annual meeting of the Members, if any, or (iii) to the extent permitted by the applicable Share Designation or Series Designation, seek the written consent of the Members.  Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors.  Such special or annual meeting shall be called and held upon notice in accordance with Article XI of this Agreement and the Bylaws.  The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable.  At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment.  A proposed amendment shall be effective upon its approval by the affirmative vote of the holders of not less than a majority of the Common Shares of all Series then Outstanding, voting together as a single class, unless a greater percentage is required under this Agreement or by Delaware law.

Section 9.2.          Super‑Majority Amendments.  Notwithstanding Section 9.1, the affirmative vote of the holders of Outstanding Common Shares of all Series representing at least two‑thirds of the total votes that may be cast by all such Outstanding Common Shares, voting together as a single class, shall be required to alter or amend any provision of this Section 9.2 or Section 9.4(b).

Section 9.3.          Amendments to be Adopted Solely by the Board of Directors.  Notwithstanding Section 9.1, the Board of Directors, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)                a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b)               the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c)                a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a REIT for U.S. federal income tax purposes or otherwise not be taxed as an entity for U.S. federal income tax purposes, other than as the Company specifically so designates;

(d)               a change that, in the sole discretion of the Board of Directors, it determines (i) does not adversely affect the Members (including adversely affecting the holders of any particular class or series of Shares of a Series as compared to other holders of other classes or series of Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), (iii) to be necessary, desirable or appropriate to facilitate the trading of the Shares (including, without limitation, the division of any class or classes or series of Outstanding Shares into different classes or series to facilitate uniformity of tax consequences within such classes or series of Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are or will be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Company and the Members, (iv) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 3.10, (v) are necessary to preserve the Managing Member's right to appoint, remove or nominate directors, set the number of Directors or fill vacancies on the Board of Directors or (vi) is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)                a change in the fiscal year or taxable year of the Company or any Series and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company or any Series;

(f)                an amendment that the Board of Directors determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or its Directors, Officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)               an amendment that the Board of Directors determines to be necessary or appropriate in connection with the issuance of any additional Series A-1 Common Shares or Series A-2 Common Shares, the establishment or creation of additional Series pursuant to Section 3.2 or the authorization, establishment, creation or issuance of any class or series of Shares of any Series pursuant to Section 3.3 and the admission of Additional Members;

(h)               any other amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(i)                 an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3;

(j)                 an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company or any Series in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company or any Series of activities permitted by the terms of Section 2.4;

(k)               a merger, conversion or conveyance pursuant to Section 10.3(d); or

(l)                 any other amendments substantially similar to the foregoing.

Section 9.4.          Certain Amendment Requirements.

(a)                Notwithstanding the provisions of Sections 9.1 and 9.3, no provision of this Agreement that establishes a percentage of Outstanding Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Shares whose aggregate Outstanding Shares constitute not less than the voting requirement sought to be reduced.

(b)               Notwithstanding the provisions of Sections 9.1 and 9.3, but subject to Section 9.2, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 9.3(c), (ii) change Section 8.1(a), (iii) change the term of the Company or, (iv) except as set forth in Section 8.1(a), give any Person the right to dissolve the Company.

(c)                Except as provided in Section 10.3, and subject to Section 3.4(a) and the terms of any Series Designation or Share Designation, and without limitation of the Board of Directors' authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 9.1, notwithstanding the provisions of Section 9.1, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Shares of a Series in relation to other classes or series of Shares of such Series must be approved by the holders of a majority of the Outstanding Shares of the class or series affected.

Section 9.5.          Approval of Managing Member.  Notwithstanding any provision in this Agreement or the Bylaws to the contrary, no amendment to this Agreement or the Bylaws may be made that would adversely affect the Managing Member's right to appoint, remove or nominate Directors, set the number of Directors or fill vacancies on the Board of Directors, without the prior written approval of the Managing Member.

ARTICLE X

MERGER, CONSOLIDATION OR CONVERSION

Section 10.1.      Authority.  The Company may merge or consolidate with one or more limited liability companies or "other business entities" as defined in Section 18‑209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") or a written plan of conversion ("Plan of Conversion"), as the case may be, in accordance with this Article X.

Section 10.2.      Procedure for Merger, Consolidation or Conversion.  A merger, consolidation or conversion of the Company pursuant to this Article X requires the prior approval of the Board of Directors.

(a)                If the Board of Directors shall determine to consent to the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(i)                 the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)               the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

(iii)             the terms and conditions of the proposed merger or consolidation;

(iv)             the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v)               a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)             the effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger or consolidation pursuant to Section 10.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation or the time stated therein); and

(vii)           such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.

(b)               If the Board of Directors shall determine to consent to the conversion, the Board of Directors may approve and adopt a Plan of Conversion containing such terms and conditions that the Board of Directors determines to be necessary or appropriate.

Section 10.3.      Approval by Members of Merger, Consolidation or Conversion or Sales of Substantially All Assets.

(a)                Except as provided in Section 10.3(d), the Board of Directors, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or Plan of Conversion, as applicable, be submitted to a vote of the Members, whether at an annual meeting or a special meeting, in either case, in accordance with the requirements of Article IX and the Bylaws.  A copy or a summary of the Merger Agreement or Plan of Conversion, as applicable, shall be included in or enclosed with the notice of meeting.

(b)               Except as provided in Section 10.3(d), the Merger Agreement or Plan of Conversion, as applicable, shall be approved upon receiving the separate approval by the affirmative vote of the holders of not less than a majority of the Common Shares of each Series then Outstanding entitled to vote thereon unless the Merger Agreement or Plan of Conversion, as applicable, contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Shares or of any other class or series of Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or Plan of Conversion, as applicable.

(c)                Except as provided in Section 10.3(d), after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger or a certificate of conversion pursuant to Section 10.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d)               Notwithstanding anything else contained in this Article X or in this Agreement, the Board of Directors is permitted, without Member approval, to convert the Company into a new limited liability entity, or to merge the Company into, or convey all of the Series' assets to, another limited liability entity, or which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company if (i) the Board of Directors has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member, (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity and (iii) the governing instruments of the new entity provide the Members and the Board of Directors with substantially the same rights and obligations as are herein contained.

(e)                Members are not entitled to dissenters' rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article X, a sale of all or substantially all of the assets of all the Series or the Series' Subsidiaries, or any other similar transaction or event.

(f)                The Board of Directors may not cause the Company and/or the Series to sell, exchange or otherwise dispose of all or substantially all of all the Series' assets, in one transaction or a series of related transactions, or approve on behalf of the Company and the Series any such sale, exchange or other disposition, without receiving the separate approval by the affirmative vote of the holders of not less than a majority of the Common Shares of each Series then Outstanding entitled to vote thereon; provided, however, that, subject to Section 3.2(g), the foregoing will not limit the ability of the Board of Directors to authorize the Series to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Series without the approval of any Member.

(g)               Each Merger, consolidation or conversion approved pursuant to this Article X shall provide that all holders of Common Shares of a Series shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Common Shares of such Series.

Section 10.4.      Certificate of Merger or Conversion.  Upon the required approval by the Board of Directors and the Members of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 10.5.      Effect of Merger.  At the effective time of the certificate of merger:

(a)                all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(b)               the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(c)                all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(d)               all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

ARTICLE XI

MEMBER MEETINGS

Section 11.1.      Meetings.  There shall be an annual meeting of the Members, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the transaction of any business within the power of the Company or the Series.  Except as otherwise provided in this Agreement, special meetings of Members may be called in the manner provided in the Bylaws.  Any meeting may be adjourned and reconvened as the Directors determine or as provided in the Bylaws.

Section 11.2.      Voting Rights.  Subject to the provisions of any class or series of Shares of any Series then Outstanding, the Members shall be entitled to vote only on the following matters:  (a) amendment of this Agreement to the extent and as provided in Article IX; (b) dissolution of the Company or termination of a Series to the extent and as provided in Section 8.1; (c) merger or consolidation of the Company, or the sale or disposition of all or substantially all of the Series' assets, to the extent and as provided in Article X; (d) any incurrence or issuance of external indebtedness or preferred shares (including Preferred Shares) by or that otherwise corresponds to a Series or any Subsidiary of such Series to the extent and as provided in Section 3.2(g); and (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Members for approval or ratification.  Except with respect to the foregoing matters, no action taken by the Members at any meeting shall in any way bind the Board of Directors.  For the avoidance of doubt, the holders of the Series A-1 Common Shares shall have the right vote on the matters specified in Section 3.4.

Section 11.3.      Extraordinary Actions.  Except as specifically provided in this Agreement, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 11.4.      Board Approval.  The submission of any action of the Company or a Series to Members for their consideration shall first be approved by the Board of Directors.

Section 11.5.      Action By Members without a Meeting.  Any Share Designation or Series Designation may provide that any action required or permitted to be taken by the holders of the Shares to which such Share Designation relates or the Members associated with the Series to which such Series Designation relates may be taken without a meeting by the written consent of such holders or Members entitled to cast a sufficient number of votes to approve the matter as required by statute, this Agreement or the Bylaws of the Company, as the case may be.

Section 11.6.      Managing Member.  The Managing Member shall generally not be entitled to vote on matters submitted to the Members for approval; provided, however, that the Managing Member's prior written approval shall be required for any amendment to this Agreement or the Bylaws specified in Section 9.6.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1.      Addresses and Notices.  Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below.  Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise.  An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 12.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report.  If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members.  Any notice to the Company (including any Series) shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 2.3.  The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 12.2.      Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 12.3.      Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 12.4.      Integration.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 12.5.      Creditors.  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company or any Series.

Section 12.6.      Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 12.7.      Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share, upon accepting the Certificate evidencing such Share.

Section 12.8.      Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws.  Each Member (i) irrevocably submits to the non‑exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement and (ii) consents to the service of process by mail.  Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 12.9.      Invalidity of Provisions.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 12.10.  Consent of Members.  Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 12.11.  Facsimile Signatures.  The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on certificates representing Shares is expressly permitted by this Agreement.

ARTICLE XIII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 13.1.      Definitions.  For the purpose of this Article XIII, the following terms shall have the following meanings:

"Aggregate Ownership Limit" shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Shares of a Series, or such other percentage determined by the Board of Directors in accordance with Section 13.9.

"Beneficial Ownership" shall mean ownership of Shares of a Series by a Person, whether the interest in the Shares of such Series is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code.  The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

"Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

"Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 13.11(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

"Common Share Ownership Limit" shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares of a Series, or such other percentage determined by the Board of Directors in accordance with Section 13.9.

"Constructive Ownership" shall mean ownership of Shares of a Series by a Person, whether the interest in the Shares of such Series is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms "Constructive Owner", "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

"Excepted Holder" shall mean a Person for whom an Excepted Holder Limit is created by this Agreement or by the Board of Directors pursuant to Section 13.8.

"Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with any requirements established by the Board of Directors pursuant to Section 13.8 and subject to adjustment pursuant to Section 13.9, the percentage limit established by the Board of Directors pursuant to Section 13.8.

"Initial Date" shall mean, with respect to any Series, unless otherwise provided in the Series Designation of such Series, the date of the closing of the Initial Offering of such Series, provided  that such Series intends to qualify as a REIT.

"Initial Offering" shall mean, with respect to any Series, the first issuance and sale for cash of Common Shares of such Series to any Person other than an Affiliate of the Company pursuant to (i) a public offering registered under the Securities Act or (ii) a private offering in accordance with Rule 144A, Regulation D or Regulation S of the Securities Act.

"Market Price" on any date shall mean, with respect to any class or series of outstanding Shares of a Series, the Closing Price for such Shares on such date.  The "Closing Price" on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if such Shares are not listed or admitted to trading on the NASDAQ, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any National Securities Exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Directors of the Company or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board of Directors of the Company.

"Person" shall mean, solely for the purposes of this Article XIII, an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

"Prohibited Owner" shall mean with respect to any purported Transfer, any Person who, but for the provisions of Section 13.2, would Beneficially Own or Constructively Own Shares of a Series and, if appropriate in the context, shall also mean any Person who would have been the Record Holder of the Shares that the Prohibited Owner would have so owned.

"Restriction Termination Date" means, with respect to any Series, the first day after the Initial Date on which the Board of Directors determines in accordance with Section 7.2 that it is no longer in the best interests of the Series to continue to qualify as a REIT or that compliance with any restriction or limitation on ownership and transfers of Shares of the Series set forth in this Article XIII is no longer required in order for such Series to qualify as a REIT.

"Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change its Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares of a Series or the right to vote or receive distributions on Shares of a Series, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares of a Series or any interest in Shares of a Series or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares of a Series; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise.  The terms "Transferring" and "Transferred" shall have the correlative meanings.

"Trust" shall mean any trust provided for in Section 13.11(a).

"Trustee" shall mean the Person that is unaffiliated with the Company, any Series or any Prohibited Owner, that is appointed by the Company to serve as trustee of the Trust.

Section 13.2.      Ownership Limitations.  During the period commencing on the Initial Date of a Series and prior to the Restriction Termination Date of such Series, but subject to Section 13.12:

(a)                Basic Restrictions.

(i)                   (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares of such Series in excess of the Aggregate Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares of such Series in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares of such Series in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)               No Person shall Beneficially Own or Constructively Own Shares of such Series to the extent that such Beneficial Ownership or Constructive Ownership of Shares of such Series would result in the Series being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Series owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Series from such tenant could cause the Series to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)             Any Transfer of Shares of such Series that, if effective, would result in the Shares of such Series being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares of such Series.

(b)               Transfer in Trust.  If any Transfer of Shares of such Series occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares of such Series in violation of Section 13.2(a)(i) or (ii).

(i)                 then that number of Shares of such Series the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 13.2(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 13.11, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii)               if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 13.2(a)(i) or (ii), then the Transfer of that number of Shares of such Series that otherwise would cause any Person to violate Section 13.2(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares of such Series.

Section 13.3.      Remedies for Breach.  If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 13.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares of a Series in violation of Section 13.2 (whether or not such violation is intended), the Board of Directors or such committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 13.2 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or such committee thereof.

Section 13.4.      Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares of a Series that will or may violate Section 13.2(a) or any Person who would have owned Shares of a Series that resulted in a transfer to the Trust pursuant to the provisions of Section 13.2(b) shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Series' qualification as a REIT.

Section 13.5.      Owners Required To Provide Information.  From the Initial Date of a Series and prior to the Restriction Termination Date of such Series:

(a)                every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the outstanding Shares of such Series, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares of each class and series of such Series Beneficially Owned and a description of the manner in which such Shares are held.  Each such owner shall promptly provide to the Company in writing such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Series’ qualification as a REIT and to ensure compliance with the Common Share Ownership Limit and the Aggregate Ownership Limit; and

(b)               each Person who is a Beneficial Owner or Constructive Owner of Shares of such Series and each Person (including the Member of record) who is holding Shares of such Series for a Beneficial Owner or Constructive Owner shall promptly provide to the Company in writing such information as the Company may request, in good faith, in order to determine the Series’ qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Section 13.6.      Remedies Not Limited.  Subject to Section 7.2, nothing contained in this Article XIII shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and a Series and the interests of the Members associated with such Series in preserving such Series’ qualification as a REIT.

Section 13.7.      Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article XIII, the Board of Directors shall have the power to determine the application of the provisions of this Article XIII with respect to any situation based on the facts known to it.  In the event Article XIII requires an action by the Board of Directors and this Agreement fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XIII.  Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 13.3) acquired Beneficial Ownership or Constructive Ownership of Shares a Series in violation of Section 13.2, such remedies (as applicable) shall apply first to the Shares of such Series which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares of such Series based upon the relative number of the Shares of such Series held by each such Person.

Section 13.8.      Exceptions.

(a)                Subject to Section 13.2(a)(ii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Ownership Limit and/or the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board of Directors determines, based on such representations and undertakings as it may require, that:

(i)                 such exemption will not cause the Beneficial Ownership or Constructive Ownership of Shares of the applicable Series of any individual (as defined in Section 542(a)(2) of the Code as modified by Section 856(h)(3) of the Code) to violate Section 13.2(a)(ii); and

(ii)               such Person does not and will not Constructively own an interest in a tenant of such Series (or a tenant of any entity owned or controlled by such Series) that would cause such Series to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant from whom the Series (or an entity owned or controlled by the Series) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Series’ ability to qualify as a REIT shall not be treated as a tenant of the Series).

(b)               Prior to granting any exception pursuant to Section 13.8(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure a Series’ qualification as a REIT.  Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)                Subject to Section 13.2(a)(iii), an underwriter which participates in a public offering or a private placement of Shares of a Series (or securities convertible into or exchangeable for Shares of a Series) may Beneficially Own or Constructively Own Shares of such Series (or securities convertible into or exchangeable for Shares of such Series) in excess of the Aggregate Ownership Limit, the Common Share Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)               The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder:  (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.  No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit or Aggregate Ownership Limit, as applicable.

Section 13.9.      Increase or Decrease in Aggregate Ownership and Common Share Ownership Limits.

(a)                Subject to Section 13.2(a)(ii), the Board of Directors may from time to time increase or decrease the Common Share Ownership Limit and the Aggregate Ownership Limit; provided, however, that any decreased Common Share Ownership Limit and/or Aggregate Ownership Limit will not be effective for any Person whose percentage ownership in Common Shares or Shares of the applicable Series is in excess of such decreased Common Share Ownership Limit and/or Aggregate Ownership Limit until such time as such Person’s percentage of Common Shares or Shares of such Series equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Ownership Limit, but any further acquisition of Common Shares or Shares of such Series in excess of such percentage ownership of Common Shares or Shares of such Series will be in violation of the Common Share Ownership Limit and/or Aggregate Ownership Limit and, provided further, that any increased or decreased Common Share Ownership Limit and/or Aggregate Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares of such Series.

(b)               Prior to increasing or decreasing the Common Share Ownership Limit or the Aggregate Ownership Limit pursuant to Section 13.9(a), the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements, in any case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the applicable Series’ qualification as a REIT.

Section 13.10.  Legend.  Each certificate for Shares of a Series, if certificated, or any written statement of information in lieu of a certificate delivered to a holder of uncertificated Shares of a Series shall bear substantially the following legend:

"The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the [Name] Series' maintenance of its qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code").  Subject to certain further restrictions and except as expressly provided in the Operating Agreement, (i) no Person may Beneficially Own or Constructively Own Common Shares in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the [Name] Series, unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable);  (ii) no Person may Beneficially Own or Constructively Own Shares in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding Shares of the [Name] Series, unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the [Name] Series being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause the [Name] Series to fail to qualify as a REIT; and (iv) any Transfer of Shares of the [Name] Series that, if effective, would result in the Shares being beneficially owned by less than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares of the [Name] Series which causes or will cause a Person to Beneficially Own or Constructively Own Shares of the [Name] Series in excess or in violation of the above limitations must immediately notify the Company or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice.  If any of the restrictions on transfer or ownership as set forth in (i) through (iii) above are violated, the Shares of the [Name] Series in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.  In addition, the [Name] Series may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above.  Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i) through (iii) above may be void ab initio.  All capitalized terms in this legend have the meanings defined in the Operating Agreement, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the [Name] Series on request and without charge.  Requests for such a copy may be directed to the Secretary of the Company at its principal office."

Instead of the foregoing legend, the certificate or written statement of information delivered in lieu of a certificate, if any, may state that the Company will furnish a full statement about certain restrictions on transferability to a Member on request and without charge.

Section 13.11.  Transfer of Shares in Trust.

(a)                Ownership in Trust.  Upon any purported Transfer or other event described in Section 13.2(b) that would result in a transfer of Shares of a Series to a Trust, such Shares of such Series shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries.  Such transfer to the Trustee shall be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 13.2(b).  The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Series and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Company as provided in Section 13.11(f).

(b)               Status of Shares Held by the Trustee.  Shares of a Series held by the Trustee shall be issued and outstanding Shares of such Series.  The Prohibited Owner shall have no rights in the shares held by the Trustee.  The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c)                Distribution and Voting Rights.  The Trustee shall have all voting rights and rights to distributions with respect to Shares of a Series held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any distribution paid prior to the discovery by the Company that the Shares of a Series have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee.  Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Delaware law, effective as of the date that the Shares of a Series have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares of such Series have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible limited liability company action, then the Trustee shall not have the authority to rescind and recast such vote.  Notwithstanding the provisions of this Article XIII, until the Company has received notification that Shares of a Series have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other Member records for purposes of preparing lists of Members entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Members.

(d)               Sale of Shares by Trustee.  Within 20 days of receiving notice from the Company that Shares of a Series have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 13.2(a).  Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 13.11(d).  The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the event causing the Shares to be held in the Trust did not involve a purchase of such Shares at Market Price, the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust and (2) the price per Share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Trust.  The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 13.11(c).  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Company that Shares of a Series have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 13.11(d), such excess shall be paid to the Trustee upon demand.

(e)                Purchase Right in Shares Transferred to the Trustee.  Shares of a Series transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such Transfer to the Trust (or, if the event that resulted in the Transfer to the Trust did not involve a purchase of such Shares at Market Price, the Market Price of such Shares on the day of the event that resulted in the Transfer of such Shares to the Trust) and (ii) the Market Price on the date the Company, or its designee, accepts such offer.  The Company may reduce the amount payable to the Trustee by the amount of distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 13.11(c) and may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary.  The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 13.11(d).  Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f)                Designation of Charitable Beneficiaries.  By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Shares of a Series held in the Trust would not violate the restrictions set forth in Section 13.2(a) in the hands of such Charitable Beneficiary.  Neither the failure of the Company to make such designation nor the failure of the Company to appoint the Trustee before its automatic transfer provided for in Section 13.2(b) shall make such transfer ineffective, provided that the Company thereafter makes such designation and appointment.

Section 13.12.  NASDAQ Transactions.  Nothing in this Article XIII shall preclude the settlement of any transaction entered into through the facilities of the NASDAQ or any other National Securities Exchange or automated inter-dealer quotation system.  The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article XIII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XIII.

Section 13.13.  Enforcement.  The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XIII.

Section 13.14.  Non-Waiver.  No delay or failure on the part of the Company or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 13.15.  Severability.  If any provision of this Article XIII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

INITIAL MEMBER ASSOCIATED WITH
THE A-1 SERIES

__________________________________________

Jesse Stein

INITIAL MEMBER ASSOCIATED WITH
THE A-2 SERIES

__________________________________________

Jesse Stein

MANAGING MEMBER

ETRE Financial, LLC

By:  ______________________________________
   Name:
   Title

COMPANY

ETRE REIT, LLC

By:  ______________________________________

Name:

Title: